Exhibit 99.1

Press Release
Acutus Medical Reports Second Quarter 2021 Financial Results
Carlsbad, Calif. – August 12, 2021 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the second quarter of 2021.
Recent Highlights:
•Reported revenue of $4.7 million in the second quarter of 2021, compared to $1.1 million in the same quarter last year and $3.6 million in the first quarter of 2021.
•Increased worldwide installed base of second generation AcQMap consoles to 68 as of June 30, 2021, up from 57 at the end of the prior quarter – bringing the total installed base of AcQMap consoles to 70 as of June 30, 2021.
•Received US Investigational Device Exemption to commence the study of the AcQBlate Force-Sensing Ablation Catheter and System in the treatment of paroxysmal and persistent atrial fibrillation.
•Participated in first in-person Heart Rhythm Society (“HRS”) meeting since 2019 that showcased our market-leading innovations and broad product portfolio.
•Appointed Niamh Pellegrini as a member of the Board of Directors.
•Completed secondary equity offering, including exercise of the green-shoe over-allotment, for 6,325,000 shares and net proceeds of approximately $83 million.

“We are pleased with the momentum in our business during the second quarter, especially in our direct segments which grew nearly 45% sequentially as compared to the first quarter of 2021,” said Vince Burgess, President and CEO of Acutus. “Improved utilization and accelerated new product uptake both contributed to strong results in the quarter while capital sales were relatively stable compared to the first quarter of 2021. Our US business led overall performance, while our UK and Europe teams continued to drive solid execution amidst ongoing regional COVID-19 disruptions. Beyond financial results, we are making great progress advancing several high priority R&D programs as well as clinical trials and regulatory approvals, including – as announced earlier this week – the approval and launch of our groundbreaking AcQMap 8 software suite with advanced imaging algorithms. The recent HRS meeting further underscored our opportunity to transform the field of electrophysiology for patients, physicians, and healthcare systems. With our recent capital raise, we are well-positioned to accelerate critical investments in our business.”
Second Quarter 2021 Financial Results
Revenue was $4.7 million for the second quarter of 2021, compared to $1.1 million in the second quarter last year. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables and higher procedure volumes, increased sales of the AcQMap console, and distributor sales through the Company’s partner, Biotronik.
Gross margin on a GAAP basis was negative 59% for the second quarter of 2021, compared with negative 135% in the same quarter last year. The improvement was driven by greater production volumes and efficiencies in labor and manufacturing overhead absorption when compared to the same period last year. We continue to make significant investments in our manufacturing infrastructure to support rapid adoption of our broad product portfolio and to position us to scale in-house production as our business grows. As production volumes increase over time, and we recognize the benefits of console sales and conversions, we expect to see continued improvements to our gross margin profile.
Operating expenses on a GAAP basis were $24.5 million for the second quarter of 2021, compared with $17.9 million in the same quarter last year. The increase was driven by the expansion of Acutus’ commercial team in conjunction with its full commercial launch, increased general and administrative costs incurred associated with being a public company, and change in fair value of the contingent consideration related to the acquisition of Rhythm Xience.
Net loss on a GAAP basis was $28.7 million for the second quarter of 2021 and net loss per share was $1.02 on a weighted average basic and diluted outstanding share count of 28.2 million, compared to $23.2 million and a net loss per share of $32.24 on a weighted average basic and diluted outstanding share count of 0.7 million in the same period of the prior year. Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, remeasurement of the warrant liability, and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the second quarter of 2021 was $25.0 million, or $0.89 per share, compared to $18.8 million, or $1.08 per share, after giving effect to the pro forma conversion of convertible preferred stock for the second quarter of 2020.

Press Release
Cash, cash equivalents, marketable securities and restricted cash were $81.2 million as of June 30, 2021. Our secondary equity offering, which was completed in July, resulted in additional net cash proceeds of approximately $83 million.
Outlook and COVID-19
COVID-19 continues to create significant uncertainty in several markets that the Company serves, and management is actively monitoring and responding to these evolving market dynamics. The current situation with COVID-19 is very fluid, and the potential impact on the Company’s business from hospital and government actions in response to higher COVID-19 cases, COVID-19-related hospital admissions, and staffing shortages are all factors that could influence performance in the second half of 2021.

At the same time, the Company continues to make progress with key growth initiatives, including strengthening commercial execution, new product approvals and launches, and improving its operational performance. For the full year, management is leaving its guidance unchanged and projects revenue to range between $22.0 million and $30.0 million.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases and other adjustments. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the second quarter 2021 financial results after market close on Thursday, August 12, 2021 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 8377418. The live webinar can be accessed at https://ir.acutusmedical.com.
About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Press Release

Investor Contact:	Media Contact:
Caroline Corner	Holly Windler
Westwicke ICR	M: 619-929-1275
D: 415-202-5678	media@acutusmedical.com
caroline.corner@westwicke.com

Press Release
Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,127	$25,234
Marketable securities, short-term	73,894	105,839
Restricted cash	150	150
Accounts receivable	3,359	2,160
Inventory	14,663	12,958
Prepaid expenses and other current assets	2,859	5,047
Total current assets	102,052	151,388

Marketable securities, long-term	—	8,726
Property and equipment, net	15,335	12,356
Right-of-use assets, net	4,841	1,669
Intangible assets, net	5,333	5,653
Goodwill	12,026	12,026
Other assets	1,006	717
Total assets	$140,593	$192,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,794	$8,266
Accrued liabilities	8,908	7,308
Contingent consideration, short-term	2,700	5,400
Operating lease liabilities, short-term	454	933
Total current liabilities	17,856	21,907

Operating lease liabilities, long-term	4,798	1,134
Long-term debt	39,683	39,011
Contingent consideration, long-term	2,400	3,900
Total liabilities	64,737	65,952

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	494,595	487,290
Accumulated deficit	(418,923)	(361,015)
Accumulated other comprehensive income	156	280
Total stockholders' equity	75,856	126,583
Total liabilities and stockholders' equity	$140,593	$192,535

Press Release
Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$4,709	$1,134	$8,300	$2,717

Costs and operating expenses:
Cost of products sold	7,492	2,663	14,447	5,857
Research and development	9,174	8,176	18,544	16,149
Selling, general and administrative	15,601	9,125	31,853	19,360
Change in fair value of contingent consideration	(258)	635	(1,411)	(1,584)
Total costs and operating expenses	32,009	20,599	63,433	39,782
Loss from operations	(27,300)	(19,465)	(55,133)	(37,065)

Other income (expense):
Change in fair value of warrant liability	—	(2,453)	—	(1,872)
Interest income	29	95	69	370
Interest expense	(1,456)	(1,370)	(2,844)	(2,724)
Total other expense, net	(1,427)	(3,728)	(2,775)	(4,226)
Loss before income taxes	(28,727)	(23,193)	(57,908)	(41,291)
Income tax benefit	—	—	—	—
Net loss	$(28,727)	$(23,193)	$(57,908)	$(41,291)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	4	(14)	10	(41)
Foreign currency translation adjustment	92	96	(134)	69
Comprehensive loss	$(28,631)	$(23,111)	$(58,032)	$(41,263)

Net loss per common share, basic and diluted	$(1.02)	$(32.24)	$(2.06)	$(58.16)
Weighted average shares outstanding, basic and diluted	28,152,305	719,421	28,092,329	709,961

Press Release
Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Six Months Ended June 31,
(in thousands)	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(57,908)	$(41,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,747	978
Amortization of intangible assets	320	220
Stock-based compensation expense	6,686	2,898
Amortization of premiums/(accretion of discounts) on marketable securities, net	797	5
Amortization of debt issuance costs	672	314
Amortization of right-of-use assets	343	336
Change in fair value of warrant liability	—	1,872
Change in fair value of contingent consideration	(1,411)	(1,584)
Changes in operating assets and liabilities:
Accounts receivable	(1,199)	(597)
Inventory	(1,705)	(3,616)
Prepaid expenses and other current assets	2,501	666
Other assets	(289)	8
Accounts payable	(2,727)	5,286
Accrued liabilities	1,600	155
Operating lease liabilities	(342)	(411)
Net cash used in operating activities	(49,915)	(34,761)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(9,134)	—
Sales of available-for-sale marketable securities	4,590	17,095
Maturities of available-for-sale marketable securities	44,407	40,000
Purchases of property and equipment	(5,841)	(4,445)
Net cash provided by investing activities	34,022	52,650

Cash flows from financing activities
Payment of deferred offering costs	(10)	(701)
Payment of contingent consideration	(2,758)	(2,619)
Proceeds from stock options exercises	619	205
Net cash used in financing activities	(2,149)	(3,115)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(65)	69
Net change in cash, cash equivalents and restricted cash	(18,107)	14,843
Cash, cash equivalents and restricted cash, at the beginning of the period	25,384	9,602
Cash, cash equivalents and restricted cash, at the end of the period	$7,277	$24,445

Press Release
Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended June 30, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$7,492	$9,174	$15,601	$(27,300)	$(1,427)	$(28,727)	$(1.02)
Amortization of acquired intangibles	—	—	(160)	160	—	160	0.01
Stock-based compensation	(223)	(630)	(2,923)	3,776	—	3,776	0.13
Change in fair value of contingent consideration	—	—	—	(258)	—	(258)	(0.01)
Adjusted	$7,269	$8,544	$12,518	$(23,622)	$(1,427)	$(25,049)	$(0.89)

Three Months Ended June 30, 2020	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Diluted EPS
Reported	$2,663	$8,176	$9,125	$(19,465)	$(3,728)	$(23,193)	$(32.24)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	30.90
Amortization of acquired intangibles	—	—	(110)	110	—	110	0.01
Stock-based compensation	(58)	(118)	(981)	1,157	—	1,157	0.07
Change in fair value of contingent consideration	—	—	—	635	—	635	0.04
Change in fair value of warrant liability	—	—	—	—	2,453	2,453	0.14
Adjusted	$2,605	$8,058	$8,034	$(17,563)	$(1,275)	$(18,838)	$(1.08)

	Three Months Ended
	June 30,
	2021	2020
Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	28,152,305	719,421
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	—	16,572,935
Shares used in non-GAAP per share calculations	28,152,305	17,292,356
(1)Assumes the conversion of outstanding shares of convertible preferred stock into shares of common stock as if such conversion had occurred at the beginning of the period or their issuance dates, if later.

Press Release
Acutus Medical, Inc.
Key Business Metrics
Installed Base
The total installed base as of June 30, 2021 and 2020 is set forth in the table below:

	As of June 30,
	2021	2020
	(unaudited)
Acutus Direct
US	42	20
Europe	18	18
Total Acutus Direct	60	38
Biotronik	10	—
Total installed base	70	38
The net increase in installed base for the three and six months ended June 30, 2021 and 2020, exclusive of transfers between Acutus and Biotronik, is set forth in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
US	3	7	5	10
Europe	2	—	4	1
Total Acutus Direct	5	7	9	11

Net systems to Biotronik	3	—	3	—
Total net system placements	8	7	12	11
Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Month Ended June 30,		Six Month Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
Disposables	$2,816	$899	$4,599	$1,919
Systems	672	—	1,285	520
Service/Other	33	12	68	18
Total Acutus direct revenue	3,521	911	5,952	2,457
Distribution agreements	1,188	223	2,348	260
Total revenue	$4,709	$1,134	$8,300	$2,717

Press Release
The following table provides revenue by geographic location for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
United States	$2,344	$544	$3,812	$1,313
Europe	1,177	367	2,140	1,144
Total Acutus direct revenue	3,521	911	5,952	2,457
Distribution Agreements
United States	143	15	256	15
Europe	1,045	208	2,092	245
Total revenue through distribution agreements	1,188	223	2,348	260
Total revenue	$4,709	$1,134	$8,300	$2,717